Exhibit 10.1

4873-5339-7929v.7

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

This SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS (this “Agreement”) is entered into between Nicholas Swyka (“Employee”) and Select Water Solutions, LLC (the “Company”). Select Water Solutions, Inc. (“Select”) enters into this Agreement for the limited purpose of acknowledging and agreeing to Sections 3 and 13 below, and those provisions of this Agreement necessary to interpret and apply them. Employee, the Company, and Select are each referred to herein as a “Party” and together as the “Parties.”

WHEREAS, Employee and the Company (which was formerly known as Select Energy Services, LLC) are parties to that certain Employment Agreement dated March 1, 2019 (the “Employment Agreement”) and reference is made to that certain: (i) Restricted Stock Grant Notice and Restricted Stock Agreement effective February 24, 2024 by and between Employee and Select (which was formerly known as Select Energy Services, Inc.) (the “2024 Restricted Stock Agreement”); (ii) Restricted Stock Grant Notice and Restricted Stock Agreement effective February 24, 2023 by and between Employee and Select  (the “2023 Restricted Stock Agreement”); (iii) Restricted Stock Grant Notice and Restricted Stock Agreement effective February 24, 2022 by and between Employee and Select (the “2022 Restricted Stock Agreement”); (iv) Performance Share Unit Grant Notice – Absolute Total Shareholder Return and Performance Share Unit Agreement effective February 24, 2024 (the “2024 PSU Absolute TSR Agreement”); (v) Performance Share Unit Grant Notice – Return on Assets and Performance Share Unit Agreement effective February 24, 2024 (the “2024 PSU ROA Agreement”); (vi) Performance Share Unit Grant Notice – Adjusted Free Cash Flow and Performance Share Unit Agreement effective February 24, 2023 by and between Employee and Select (the “2023 PSU Adjusted FCF Agreement”); (vii) Performance Share Unit Grant Notice – Return on Assets and Performance Share Unit Agreement effective February 24, 2023 by and between Employee and Select (the “2023 PSU ROA Agreement”); (viii) Performance Share Unit Grant Notice – Adjusted Free Cash Flow and Performance Share Unit Agreement effective February 24, 2022 by and between Employee and Select (the “2022 PSU Adjusted FCF Agreement”); and (ix) Performance Share Unit Grant Notice – Return on Assets and Performance Share Unit Agreement effective February 24, 2022 by and between Employee and Select (the “2022 PSU ROA Agreement” and together with the 2024 Restricted Stock Agreement, 2023 Restricted Stock Agreement, 2022 Restricted Stock Agreement, 2024 PSU Absolute TSR Agreement, 2024 PSU ROA Agreement, 2023 PSU Adjusted FCF Agreement, 2023 PSU ROA Agreement, 2022 PSU Adjusted FCF Agreement, and 2022 PSU ROA Agreement, the “Award Agreements”);

WHEREAS, Employee’s employment with the Company ended effective as of the Separation Date (as defined below); and

WHEREAS, the Parties wish to resolve any and all claims that Employee has or may have against the Company or any of the other Company Parties (as defined below), including any claims that Employee may have arising out of Employee’s employment or the end of such employment.

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby acknowledge and agree as follows:

Exhibit 10.1

1.Separation from Employment.  Employee’s employment with the Company ended, effective as of March 29, 2024 (the “Separation Date”).  As of the Separation Date, Employee ceased to have any further employment relationship with the Company or any other Company Party.  Employee acknowledges that, as of the Separation Date and consistent with Section 22 of the Employment Agreement, Employee no longer held any offices or other positions with the Company, Select, or any other member of the Company Group (as defined in the Employment Agreement).
2.Separation Payment.  Provided that Employee (i) executes this Agreement on or after the Separation Date and returns a copy of this Agreement signed by Employee to the Company care of Christina Ibrahim, General Counsel, at cibrahim@selectwater.com so that it is received by Ms. Ibrahim no later than April 19, 2024; (ii) does not exercise Employee’s revocation right as set forth in Section 18 below; and (iii) abides by each of Employee’s commitments set forth herein, then:
(a)The Company shall pay to Employee a total amount equal to $648,000, less applicable taxes and withholdings (the “Separation Payment”), which amount represents twelve (12) months’ worth of Employee’s base salary as in effect immediately prior to the Separation Date plus 100% of Employee’s target bonus under the STI Plan (as defined in the Employment Agreement) for 2024.  The Separation Payment shall be paid in twenty-six (26)substantially equal installments paid over twelve (12) months following the Separation Date.  On the Company’s first regularly scheduled pay date that comes after the day that this Agreement has been timely signed by Employee and returned to the Company as set forth above and the Release Revocation Period (as defined below) has expired without Employee having exercised Employee’s revocation right (such date, the “First Payment Date”), the Company shall pay to Employee, without interest, a number of installments of the Separation Payment equal to the number of such installments that would have been paid during the period beginning on the Separation Date and ending on the First Payment Date had the installments been paid on the Company’s regular bi-weekly pay dates commencing on the Company’s first regularly scheduled pay date following the Separation Date, and each of the remaining installments shall be paid on a bi-weekly basis thereafter.
(b)The Company shall pay to Employee a pro-rated portion of the bonus under the STI Plan that Employee would have been paid for 2024 (the “Pro-Rata Bonus Payment”), which Pro-Rata Bonus Payment, if any, shall be paid (if the applicable criteria for earning a bonus under the STI Plan are satisfied for 2024, other than the requirement with respect to continued employment through the applicable payment date), at the same time bonuses under the STIP Plan for 2024 are paid to similarly situated employees of the Company, but no later than March 15, 2025.
(c)If, during any portion of the fifteen- (15-) month period following the Separation Date (the “Reimbursement Period”) Employee elects, within the time period prescribed pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), to continue coverage under the Company’s group health plans pursuant to COBRA for Employee and Employee’s eligible dependents, then the Company will reimburse Employee on a monthly basis for the difference between the premiums that Employee pays to effect and continue such coverage and the employee contribution amount that similarly situated employees of the Company pay for the same or similar coverage under such group health plans (the “COBRA

Exhibit 10.1

Reimbursements”).  The COBRA Reimbursements will be made to Employee on the Company’s first regularly scheduled pay date in the calendar month immediately following the calendar month in which Employee submits to the Company documentation of the applicable premium having been paid by Employee, which documentation shall be submitted by Employee to the Company within thirty (30) days following the date on which the applicable premium is paid.  Employee shall be eligible to receive the COBRA Reimbursements until the earliest of: (i) the last date of the Reimbursement Period; (ii) the date Employee is no longer eligible to receive COBRA continuation coverage, and (iii) the date on which Employee becomes eligible to receive coverage under a group health plan sponsored by another employer (and any such eligibility shall promptly be reported to the Company).  Employee acknowledges and agrees that the election of continuation coverage pursuant to COBRA and the payment of any premiums due with respect to such continuation coverage will remain Employee’s sole responsibility, and the Company shall not assume any obligation for payment of any such premiums relating to such COBRA continuation coverage.  Notwithstanding the foregoing, if the provision of the benefits described in this paragraph cannot be provided in the manner described above without penalty, tax or other adverse impact on the Company or any other member of the Company Group, then the Company and Employee shall negotiate in good faith to determine an alternative manner in which the Company may provide substantially equivalent benefits to Employee without such adverse impact on the Company or such other member of the Company Group.

The Separation Payment, Pro-Rata Bonus Payment, and the COBRA Reimbursements are collectively referred to herein as the “Separation Benefits.”

3.Treatment of Outstanding Equity Awards.  Employee was granted (i)  43,846 restricted shares (“Restricted Shares”) of which 29,231 Restricted Shares remain outstanding, pursuant to the 2023 Restricted Stock Agreement; (ii) 44,357 Restricted Shares of which 14,785 Restricted Shares remain outstanding, pursuant to the 2022 Restricted Stock Agreement; (iii) 21,923 target performance share units (“PSUs”) pursuant to the 2023 PSU Adjusted FCF Agreement; (iv) 21,923 target PSUs pursuant to the 2023 PSU Adjusted FCF Agreement (v) 22,178 target PSUs pursuant to the 2022 PSU Adjusted FCF Agreement; and (vi) 22,178 target PSUs pursuant to the 2022 PSU ROA Agreement (such Restricted Shares that remain outstanding, in each case, shall be referred to herein as the “Subject Restricted Shares” and such PSUs, in each case, shall be referred to herein as the “Subject PSUs”). All of the Subject Restricted Shares and Subject PSUs remain outstanding and unvested on the Separation Date and as of the date that Employee enters into this Agreement.  In addition to the Subject PSUs, Employee was granted 20,094 target PSUs pursuant to the 2024 PSU Absolute TSR Agreement (the “2024 Absolute TSR PSUs”) and 20,094 target PSUs pursuant to the 2024 PSU ROA Agreement (the “2024 ROA PSUs” and together with the 2024 Absolute TSR PSUs, the “2024 PSUs”). All of the 2024 PSUs remain outstanding and unvested on the Separation Date and as of the date that Employee enters into this Agreement. In consideration for Employee’s entry into (and non-revocation of) this Agreement and abiding by the terms herein, as of the Separation Date, (A) the service requirement applicable to the Subject PSUs shall be deemed satisfied and the Subject PSUs shall remain outstanding and eligible to vest and settle, subject to the satisfaction of the applicable performance goals, in accordance with the original vesting schedules set forth in the applicable Award Agreements; (B) the service requirement applicable to 1,631 of the 2024 Absolute TSR PSUs shall be deemed satisfied and such PSUs shall remain outstanding and eligible to vest and settle, subject to the satisfaction of the applicable performance goals, in accordance with the original vesting

Exhibit 10.1

schedule set forth in the 2024 PSU Absolute TSR Agreement; (C) the service requirement applicable to 1,631 of the 2024 ROA PSUs shall be deemed satisfied and such PSUs shall remain outstanding and eligible to vest and settle, subject to the satisfaction of the applicable performance goals, in accordance with the original vesting schedule set forth in the 2024 PSU ROA Agreement; and (D) the Subject Restricted Shares shall vest in full and be settled in accordance with the applicable Award Agreements.  If Employee fails to abide by any of Employee’s obligations under this Agreement, the portion of the Subject PSUs and the 2024 PSUs that remains outstanding and unvested as of the date of such failure shall be forfeited for no consideration.  For the avoidance of doubt, all outstanding Restricted Shares granted to Employee pursuant to the 2024 Restricted Stock Agreement and the portion of the 2024 PSUs that does not remain outstanding and eligible to vest and settle in accordance with the terms hereof and the applicable Award Agreements, were forfeited for zero consideration on the Separation Date pursuant to the terms of the 2024 Restricted Stock Agreement, the 2024 PSU Absolute TSR Agreement and the 2024 PSU ROA Agreement, as applicable.
4.Satisfaction of All Leaves and Payment Amounts; Prior Rights and Obligations.  Employee acknowledges and agrees that, as of the Separation Date, Employee has received all leaves (paid and unpaid) to which Employee was entitled during Employee’s employment with the Company and any other Company Party and Employee has received all wages, bonuses and other compensation, been provided all benefits and been afforded all rights, been reimbursed for all expenses, and been paid all sums that Employee is owed and has been owed by the Company, Select, and any other Company Party, including all payments arising out of all incentive plans and any other bonus or contractual arrangements.  Employee acknowledges and agrees that Employee has no right to any severance pay or severance benefits other than as set forth herein, and Employee is not entitled to the Separation Benefits but for Employee’s entry into this Agreement and compliance with the terms herein.  For the avoidance of doubt, Employee acknowledges and agrees that the Company and each other Company Party have fully satisfied all obligations to Employee pursuant to the Employment Agreement, and all requirements with respect to notices of termination of employment are deemed to have been fully and finally satisfied.
5.Complete Release of Claims.
(a)For good and valuable consideration, including the benefits described in Sections 2 and 3 of this Agreement (and any part thereof), Employee hereby forever releases, discharges and acquits the Company, Select, each of their respective affiliates, and each of the foregoing entities’ respective past, present and future subsidiaries, affiliates, stockholders, members, managers, partners, directors, officers, employees, agents, attorneys, heirs, predecessors, successors and representatives, in their personal and representative capacities, as well as all employee benefit plans maintained by the Company, Select or any of their affiliates and all fiduciaries and administrators of any such plans, in their personal and representative capacities (collectively, the “Company Parties” and each a “Company Party”), from liability for, and Employee hereby waives, any and all claims, damages, or causes of action of any kind related to Employee’s employment or affiliation with any Company Party, the termination of such employment or affiliation, and any other acts or omissions related to any matter occurring or existing, whether known or unknown, on or prior to the date that Employee executes this Agreement, whether arising under federal or state laws or the laws of any other jurisdiction, including (i) any alleged violation of: (A) any federal, state or local anti-discrimination or anti-

Exhibit 10.1

retaliation law, including the Age Discrimination in Employment Act (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, and Sections 1981 through 1988 of Title 42 of the United States Code, the Americans with Disabilities Act of 1990; (B) the Employee Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform Control Act; (D) the Family and Medical Leave Act of 1993; (E) the Securities Exchange Act of 1934; (F) the Investment Advisers Act of 1940; (G) the Investment Company Act of 1940; (H) the Private Securities Litigation Reform Act of 1995; (I) the Sarbanes-Oxley Act of 2002; (J) the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010; (K) the Fair Labor Standards Act and any other federal, state, or local wage law; (L) any other local, state, or federal law, regulation, or ordinance including the laws of the State of Texas and the Texas Labor Code (including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (M) any other local, state or federal law, regulation, ordinance or orders which may have afforded any legal or equitable causes of action of any nature; or (N) any public policy, contract, tort, or common law, including any claim for defamation, slander, libel, negligence, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of implied duty of good faith and fair dealing, breach of implied or express contract, breach of fiduciary duty or wrongful discharge; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Released Claim; (iii) any and all claims Employee may have under any employment contract (including the Employment Agreement) or offer letter or any other agreement, incentive or compensation plan (including the Award Agreements) or under any other benefit plan or program; (iv) any claim, whether direct or derivative, arising from, or relating to, Employee’s status as a member or holder of any interest in the Company or any other Company Party and (v) any claim for compensation, damages or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.
(b)Notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission, the Securities and Exchange Commission, or other federal, state or local governmental agency or commission (collectively “Governmental Agencies”) or participating in (or cooperating with) any investigation or proceeding conducted by any Governmental Agency; however, Employee understands and agrees that, to the extent permitted by law, Employee is waiving any and all rights to recover any monetary or personal relief or recovery from a Company Party as a result of such Governmental Agency proceeding or subsequent legal actions.  Nothing herein waives Employee’s right to receive an award for information provided to a Governmental Agency (including, for the avoidance of doubt, any monetary award or bounty from any governmental agency or regulatory or law enforcement authority in connection with any protected “whistleblower” activity).  Further, in no event shall the Released Claims include (i) any claim that arises after the date this Agreement is executed by Employee; or (ii) any claim to vested benefits under an employee benefit plan that is subject to ERISA and that ERISA prevents from being released pursuant to a release agreement.   Nothing herein will prevent Employee from seeking workers’ compensation or unemployment insurance benefits.

Exhibit 10.1

6.Advice to Consult with Counsel; Employee’s Acknowledgements.  This is an important legal document, and Employee is advised to consult with legal counsel prior to signing this Agreement.  By executing and delivering this Agreement, Employee expressly acknowledges that:
(a)Employee has carefully read this Agreement;
(b)Employee has had sufficient time (and at least 21 days) to consider this Agreement before the execution and delivery to Company;
(c)Employee has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Employee’s choice before signing this Agreement, and Employee has had adequate opportunity to do so prior to executing this Agreement;
(d)Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those stated within the four corners of this document; and Employee is signing this Agreement knowingly, voluntarily and of Employee’s own free will, and Employee understands and agrees to each of the terms of this Agreement; and
(e)No Company Party has provided any tax or legal advice regarding this Agreement and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that Employee enters into this Agreement with full understanding of the tax and legal implications thereof.
7.Affirmation of Restrictive Covenants.  Employee acknowledges and agrees that, in connection with Employee’s employment with the Company, Employee has obtained Confidential Information (as defined in the Employment Agreement), and that he has continuing obligations to the Company and the other Company Parties pursuant to Sections 9, 10, 11 and 13 of the Employment Agreement (the “Restrictive Covenants”).  In entering into this Agreement, Employee acknowledges the enforceability and continued effectiveness of the Restrictive Covenants and reaffirms his commitment to abide by, and promises to abide by, the terms of the Restrictive Covenants.
8.Non-Disparagement.  The Parties agree not to disparage or otherwise communicate in a negative manner about one another.  In the event that the Company receives a request for a reference for employment or other inquiry pertaining to Employee, the Company will provide positive feedback consistent with the press release the Company issued at the time of the announcement of Employee’s separation from employment.
9.Return of Property.  Employee represents and warrants that Employee has returned to the Company all property belonging to the Company or any other Company Party, including all Company equipment, computers, computer files, electronically stored information and all other materials provided to Employee by the Company or any other Company Party in the course of Employee’s employment, and Employee further represents and warrants that Employee will not maintain a copy of any such materials in any form.
10.No Waiver.  No failure by any Party at any time to give notice of any breach by

Exhibit 10.1

the other Party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
11.Assignment.  This Agreement is personal to Employee and may not be assigned by Employee.  The Company may assign its rights and obligations under this Agreement without Employee’s consent, including to any other Company Party and to any successor (whether by merger, purchase or otherwise).
12.Severability and Modification.  To the extent permitted by applicable law, the Parties agree that any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such severance or modification shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.
13.Applicable Law; Dispute Resolution.  This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas without reference to the principles of conflicts of law thereof.  Any dispute arising out of or relating to this Agreement shall be subject to the arbitration and dispute resolution provisions set forth in Section 12 of the Employment Agreement.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OR A COURT TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.  Notwithstanding the foregoing, any dispute arising out of Section 3 of this Agreement, the PSUs, or the Restricted Shares shall be governed by the laws of the State of Delaware without reference to the principles of conflicts of laws thereof and shall be subject to the dispute resolution procedures applicable to the applicable Award Agreement.
14.Counterparts.  This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.
15.Third-Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of the Company and each other Company Party, as Employee expressly acknowledges and agrees that each Company Party that is not a signatory hereto shall be a third-party beneficiary of Employee’s representations, warranties and releases set forth in this Agreement.
16.Amendment; Entire Agreement.  This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by Employee and the Company (or, with respect to any change regarding Section 3 hereof, signed by Select).  This Agreement (and, as referenced herein, the Employment Agreement and the Award Agreements) constitutes the entire agreement of the Parties with regard to the subject matter hereof.  Notwithstanding the foregoing, this Agreement complements and is in addition to (and does not supersede or replace) any obligation Employee has to the Company or any of its affiliates (whether arising by contract, common law, statute, or otherwise) with respect to non-disclosure, confidentiality, non-competition or non-solicitation, and return of property.

Exhibit 10.1

17.Interpretation.  Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof.  The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.”  The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof.  Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Party, whether under any rule of construction or otherwise.  This Agreement has been reviewed by each of the Parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.
18.Revocation Right.  Notwithstanding the initial effectiveness of this Agreement, Employee may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven-day period beginning on the date Employee executes this Agreement (such seven-day period being referred to herein as the “Release Revocation Period”).  To be effective, such revocation must be in writing signed by Employee and must be delivered to the Company so that it is received by the Company, care of Christina Ibrahim, General Counsel, at cibrahim@selectwater.com, on or before the end of the Release Revocation Period.  If an effective revocation is delivered in the foregoing manner and timeframe, the release of claims set forth in Section 5 will be of no force or effect, Employee will not receive the consideration set forth in Sections 2 and 3, and the remainder of this Agreement will remain in full force and effect.

[Signatures begin on the following page]

Exhibit 10.1

The Parties have executed this Agreement as of the date(s) set forth beneath their signatures below.

SELECT WATER SOLUTIONS, LLC

By:
Name:

Title:

Date: ________________________________

NICHOLAS SWYKA

Nicholas Swyka

Date: ________________________________

For the limited purpose of acknowledging and agreeing to Sections 3 and 13 of this Agreement, and those provisions necessary to interpret and apply them:

SELECT WATER SOLUTIONS, INC.

By:
Name:

Title:

Date: ________________________________

Signature Page
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Separation Agreement and General Release of Claims